Exhibit 10.8

Amendment to Option Grant

under the

EPCO, Inc. 2006 TPP Long-Term Incentive Plan

This Amendment is intended to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”).

Notwithstanding any other provisions of Option Grant No. ____________ under the EPCO, Inc. 2006 TPP Long-Term Incentive Plan which deal with when the Option may be exercised, the following special rules regarding the timing of the exercise of the Options granted therein shall govern in all respects:

To the extent an Option becomes vested upon a Vesting Date during your employment with the Company and its Affiliates, such Option may only be exercised during the months of February, May, August or November (“Qualified Month”) in the 1st calendar year following the year in which the Vesting Date occurs; or, if earlier, upon (a) a Qualifying Termination, (b) an “unforeseeable emergency” (as defined in Section 409A) which is approved by the Company, or (c) your termination of employment with the Company for any reason other than a Qualifying Termination, then the vested portion of the Option may be exercised by you (other than in the event of a Qualifying Termination that was due to your death) only during the Qualified Month immediately following such event. In the event a Qualifying Termination is due to your death, the vested portion of the Options may be exercised by your Beneficiary only during the second Qualified Month next following such event. Notwithstanding the foregoing, in order to comply with the transition guidance issued by the Internal Revenue Service under Section 409A, if a Qualifying Termination occurs prior to January 1, 2009, the vested portion of the Option may be exercised by you (or in the event of a Qualifying Termination that was due to your death, by your Beneficiary) only during the first Qualified Month in 2009 (i.e., February 2009).

The Optionee hereby acknowledges that this Amendment is being entered into to comply with Section 409A and to avoid the imposition on Optionee of additional taxes thereunder, which constitutes sufficient consideration for the Optionee's agreement to the terms and conditions of this Amendment. The Optionee further acknowledges that this Amendment is not being entered into in exchange for any additional remuneration or consideration offered by EPCO, Inc.

All capitalized terms shall have the meaning set forth in the EPCO, Inc. 2006 TPP Long-Term Incentive Plan, unless otherwise provided herein.

[Signature Page Follows]

This Amendment is adopted effective as of ______________________, 2008.

EPCO, INC.:	OPTIONEE:
____________________________________ Signature	___________________________________ Signature
Title _______________________________	Date: _______________________________
Date: _______________________________